Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint DENNIS J. BRODERICK, PADMA TATTA CARIAPPA, CHRISTOPHER M. KELLY and LINDA J. BALICKI, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of up to $2,000,000,000 of debt securities of Federated Retail Holdings, Inc., guarantees of such debt securities by the Company, the common stock, preferred stock and depositary shares of the Company and warrants, purchase contracts and units that may include any combination of the foregoing securities, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Registration Statement and any and all amendments, including any or all post-effective amendments, and supplements to the Registration Statement, whether on Form S-3 or otherwise, and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 5th day of September, 2006.

/s/ Joel A. Belsky	/s/ Meyer Feldberg	/s/ Karen M. Hoguet

Joel A. Belsky	Meyer Feldberg	Karen M. Hoguet

/s/ Sara Levinson	/s/ Terry J. Lundgren	/s/ Joseph Neubauer

Sara Levinson	Terry J. Lundgren	Joseph Neubauer

/s/ Joseph A. Pichler	/s/ Joyce M. Roché	/s/ William P. Stiritz

Joseph A. Pichler	Joyce M. Roché	William P. Stiritz

/s/ Karl M. von der Heyden	/s/ Craig E. Weatherup	/s/ Marna C. Whittington

Karl M. von der Heyden	Craig E. Weatherup	Marna C. Whittington